EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated December 3, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Argon ST, Inc. on Form 10-K for the year ended September 30, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Argon ST, Inc. on Forms S-8 (File No. 333-119862, File No. 333-132174 and file No. 333-149477).

/s/ Grant Thornton LLP

McLean, Virginia
December 3, 2009

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